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                                                                    EXHIBIT 99.2

RPM INTERNATIONAL INC. PRICES PRIVATE OFFERING OF CONVERTIBLE NOTES

MEDINA, Ohio-May 8, 2003-RPM International, Inc. (NYSE: RPM) today announced that it has priced a private offering of $248 million in aggregate principal amount at maturity of 2.75 percent Senior Convertible Notes due 2033, resulting in $125 million gross proceeds to RPM. Each note will be issued at a price of $505.19 and is convertible into RPM common stock at a conversion ratio of
27.0517 shares per $1,000 principal amount at maturity of notes. This represents a 50 percent premium based on the closing price of $12.45 for the common stock on May 7, 2003.

Interest on the Notes will be payable in cash in arrears semi-annually through May 13, 2008. Thereafter, the principal amount of the debentures will accrete semi-annually at a rate of 2.75 percent per year to maturity.

RPM may redeem the notes, in whole or in part, on or after May 13, 2008. The company has also granted the initial purchaser of the notes an option to purchase up to an additional $49.5 million principal amount of notes, which would result in up to an additional $25 million gross proceeds to RPM.

The offering has been made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. RPM intends to use the net proceeds of the offering to repay borrowings outstanding under its credit facilities.

Neither the convertible notes nor the shares issuable upon conversion have been registered under the Securities Act of 1933 or any state securities laws and, until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements.

RPM International Inc., a holding company, owns subsidiaries that are world leaders in specialty coatings serving both industrial and consumer markets. Industrial products include roofing systems, sealants, corrosion control coatings, flooring coatings and specialty chemicals. Consumer products are used by professionals and do-it-yourselfers for home, automotive and boat maintenance and by hobbyists. Industrial brands include Stonhard, Tremco, Carboline, Day-Glo, Euco and Dryvit. Consumer brands include Zinsser, Rust-Oleum, DAP, Varathane, Bondo and Testors.

For more information, contact: Glenn R. Hasman, vice president finance and communications for RPM at (330) 273-8820.

This press release contains "forward-looking statements" relating to the business of the Company. These forward-looking statements, or other statements made by the Company, are made based on management's expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors (including those specified below) which are difficult to predict and, in many instances, are beyond the control of the Company. As a result, actual results of the Company could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) general economic conditions; (b) the price and supply of raw materials, particularly titanium dioxide, certain resins, aerosols and solvents;



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(c) continued growth in demand for the Company's products; (d) legal, environmental and litigation risks inherent in the Company's construction and chemicals businesses and risks related to insurance coverage inherent in the Company's disclosed litigation; (e) the effect of changes in interest rates; (f) the effect of fluctuations in currency exchange rates upon the Company's foreign operations; (g) the potential impact of the euro currency conversion; (h) the effect of non- currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social, economic and regulatory factors; (i) risks and uncertainties associated with the Company's ongoing acquisition and divestiture activities; and other risks detailed in the Company's other reports and statements filed with the Securities and Exchange Commission, including the risk factors set forth in the Company's prospectus and prospectus supplement included as part of the Company's Registration Statement on Form S-3 (File No. 333-77028), as the same may be amended from time to time.












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